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                                                                 EXHIBIT 10.14

                                    RIDER NO. 1
                                         To
                               MASTER LEASE AGREEMENT
                              Dated As of June 4, 1998

          This Rider No. 1 ("Rider") is entered into between BANCBOSTON LEASING INC. ("Lessor") and UNION TOOLS, INC. a Delaware corporation("Lessee"), is contemporaneous with and amends the terms and conditions of the above-referenced Master Lease Agreement (the "Master Agreement") between Lessor and Lessee. It is the intention of Lessor and Lessee that, upon execution, this Rider shall constitute a part of the Master Agreement.

          IN CONSIDERATION OF the mutual covenants and promises as hereinafter set forth, Lessor and Lessee hereby agree as follows:

1. All capitalized terms used in the Rider shall, unless otherwise defined, have the meanings set forth in the Master Agreement.

2. In Section 2.1 of the Master Agreement delete the word "The" before "Acquisition Cost".

3.        As new Section 2.2 of the Master Agreement insert the following:

          "2.2       "Appraisal Procedure" means the determination of the
fair market value by an independent appraiser acceptable to Lessor and Lessee, or if the parties are unable to agree on an acceptable appraiser, by averaging the valuation (disregarding the one which differs the most from the other two) of three independent appraisers, the first appointed by Lessor, the second appointed by Lessee and the third appointed by the first two appraisers. The expenses and fees of any appraisal shall be paid by Lessee."

4.        Original Section 2.2 of the Master Agreement is re-numbered as Section
2.3.

5. In re-numbered Section 2.3 of the Master Agreement delete the word "The" before "Commencement Date".

6.        As new Section 2.4 of the Master Agreement insert the following:

          "2.4       "Fair market" value shall mean the amount which would be
paid for an item of Equipment by an informed and willing buyer (other than a used equipment or scrap dealer) to an informed and willing seller, neither under a compulsion to buy or sell. For the purpose of the purchase option of Lessee, the determination of the "fair market value" of any of the Equipment shall be determined (1) by subtracting therefrom customary costs of dismantling or removal from the location of use, and (2) on the assumption that the Equipment is in the condition required by the return and maintenance provisions of this Master Agreement, and (3) by mutual agreement of Lessee and Lessor, or if Lessor and Lessee are not able to agree on such value, by the Appraisal Procedure. For the purposes of the "Remedies" section of the Master Agreement (Section 17), the fair market value shall be determined by Lessor in good faith on an "as-is, where is" basis, without regard to subclauses (1), (2) and or (3) of this definition. Lessee shall pay all fees, costs and expenses of the appraisers. Lessor and Lessee anticipate that the fair market value of the Equipment at the expiration of the Initial Term shall be not less than twenty (20) percent of the Acquisition Cost."

7.        Original Section 2.3 of the Master Agreement is re-numbered as Section
2.5.

8. In re-numbered Section 2.5 of the Master Agreement delete the word "The" before "Rent Start Date".

9.        Original Section 2.4 of the Master Agreement is re-numbered as Section
2.6.

10. In re-numbered Section 2.6 of the Master Agreement delete the word "The" before "Monthly Rent".


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11.       Original Section 2.5 is re-numbered as Section 2.7.

12. In re-numbered Section 2.7 of the Master Agreement delete the word "The" before "Daily Rent".

13.       As new Section 2.8 of the Master Agreement insert the following:

          "2.8       The word "writing" shall include facsimile transmission,
electronic messaging, correspondence delivered by U.S. Mail and other delivery services, and any other common and ordinary means of written communication".

14.       Original Section 2.6 of the Master Agreement is re-numbered as Section
2.9.

15. Section 3.2 of the Master Agreement is deleted in its entirety and is replaced by new Section 3.2 in Rider No. 1 to Equipment Schedule No. 1 to the Master Agreement.

16. At the end of Section 4.2 of the Maser Agreement, delete the period and add the following clause: ", provided, however, Lessor shall not pay any invoice relating to the Equipment unless the Purchase Order therefor has been authorized in writing by the Lessee."

17. In Section 5.2 of the Master Agreement after the word "Lessor" in the first sentence insert the words "which shall not be unreasonably withheld";
and after the word "reasonable" in the second sentence insert the words "advance written".

18. Section 5.3 of the Master Agreement is deleted in its entirety and is replaced by new Section 5.3 in Rider No. 1 to Equipment Schedule No. 1 to the Master Agreement.

19. In Section 7.2, line 3 of the Master Agreement delete the word "WHATSOEVER" after the word "REASON" and replace it with the following:
"OTHER THAN LESSOR'S GROSS NEGLIGENCE OR MALFEASANCE".

20. In Section 8.1, line 2 of the Master Agreement after the word "created" insert the words "or consented to".

21. In Section 8.2, line 2 of the Master Agreement after the word "steps" insert the following: "(and Lessor shall cooperate with Lessee)".

22. In Section 9.1, line 8 of the Master Agreement after the word "otherwise" insert the following: ", other than claims arising from Lessor's gross negligence or malfeasance".

23. In Section 9.2, line 5 of the Master Agreement delete the words "("Tax Assessments") except for" and replace them with the word "excluding".

24. In Section 9.2, line 6 of the Master Agreement delete the words "substantially in the same manner as".

25. In Section 9.2, line 6 of the Master Agreement after the word "amended" insert the following: "or any applicable state, local, or foreign income tax laws or regulations) (collectively the "Tax Assessments")".

26. In Section 9.2, line 12 of the Master Agreement after the word "arising" insert the word "solely".

27. In Section 10.2 of the Master Agreement, delete subsection (ii) and the remaining portion of Section 10.2 that appears thereafter, and substitute the following:

          "(ii) terminate this Master Agreement with respect to such Equipment by paying to Lessor the stipulated loss value ("Stipulated Loss Value") as defined in Exhibit A, which is attached to each Equipment Schedule, for the date, appearing on such Exhibit, which next follows the date on which the Equipment is lost, seized, condemned, destroyed or damaged ("Stipulated Loss Payment Date"). Upon payment of the Stipulated Loss Value and any Monthly Rent or other sums due and owing by Lessee to Lessor, the Master Agreement shall terminate with respect to such Equipment and all right, title and interest of Lessor in and to the Equipment shall vest in Lessee. Any insurance proceeds or awards relating to

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the loss, seizure, condemnation or destruction of or damage to the Equipment, which are paid directly to Lessor, shall either be credited or paid over by Lessor to Lessee up to the amount of any Stipulated Loss Value, either payable or paid by Lessee.

          "Any amounts paid by Lessee as a Stipulated Loss Value under this
Section 10.2 shall not be available to Lessee for the lease of additional Equipment under the Master Agreement."

28. in Section 11.1, line 4 of the Master Agreement, after the words "Extended Term", add the following parenthetical "(but in no event shall the Lessee be required to insure the Equipment for more than its fair market value or insure the Equipment against risks not customary to Lessee in Lessees business)."

29. Section 12 of the Master Agreement is deleted in its entirety and is replaced by new Section 12 in Rider No. 1 to Equipment Schedule No. 1 to the Master Agreement.

30. In Section 13, line 4 of the Master Agreement delete the words "good faith by Lessor" and replace them with the following: "accordance with the provisions hereof."

31. In Section 16.1(f), line 2 of the Master Agreement delete the words "a substantial part" and replace them with "substantially all".

32. In Section 16.1(g), line 2 of the Master Agreement after the word "jurisdiction", insert the words "and the same is not dismissed or discharged within 90 days thereafter".

33. In Section 16.1(g), line 5 of the Master Agreement delete the words "any substantial part" and replace them with "substantially all".

34.       Replace Section 16.1 (i) with the following:

         (i) Lessee defaults under any promissory note, credit agreement, loan agreement, conditional sales contract, guaranty, lease, indenture, bond, debenture involving in excess of $5,000,000.00, and a party thereto or a holder thereof has accelerated the obligations of Lessee thereunder.; or

35.       Delete Section 16.1 (j)

36.       Replace Section 17.1 (d) (ii) with the following:

          "(ii) the Stipulated Loss Values as of the date of such Event of Default corresponding with the applicable Stipulated Loss Payment Date set forth on Exhibit A to the applicable Equipment Schedule..."

37        Replace Section 17.1 (e) ( i) with the following:

          "(i) the Stipulated Loss Values as of the date of such Event of Default corresponding with the applicable Stipulated Loss Payment Date set forth on Exhibit A to the applicable Equipment Schedule..."

38. In Section 17.1(d), line 10 of the Master Agreement after the word Equipment insert the following: "minus the fair market value of the Equipment recovered by Lessor".

40. In Section 17.3, line 1 of the Master Agreement after the word "all" insert the word "reasonable".

41. In Section 18.2, line 8 of the Master Agreement change the word "Considers" to "consider" and add the following:


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          After written notice from Lessor of a sum due under this Section
18, Lessee shall pay to Lessor the amount so computed as an indemnity under this Section 18 under either of the following methods as Lessee may elect:
(i) a single payment on the next date Monthly Rent is due; or (ii) equal additions to the Monthly Rent over then-remaining term of this Lease Agreement, provided such additions shall have the present value of the amount computed as an indemnity under this Section 18. The present value shall be computed by discounting the rent additions at a rate of interest acceptable and agreed to both Lessee and Lessor."

42. In Section 18.2, line 18 of the Master Agreement after the word "with" insert the words a "written description of".

43. In Section 18.3, line 8 of the Master Agreement after the word "Group" insert the following: "(iv) or any other action or inaction of Lessor which results in a loss, recapture or disallowance of any ACRS deductions".

44. As new Sections 18.5 and 18.6 of the Master Agreement insert the following:

          "18.5      (a) Upon receipt by Lessor of written advice from the
Internal Revenue Service of a proposed disallowance or adjustment which gives rise to an indemnity obligation under this Section 18 (the "Claim"), Lessor will notify Lessee in writing. Upon the written request of Lessee which must be received by Lessor within 45 days of such notice, Lessor shall contest the Claim provided that (i) an Event of Default under Section 16 of this Lease Agreement has not occurred and is continuing, (ii) Lessee has furnished Lessor with a written opinion of independent tax counsel acceptable to Lessor to the effect that there is a meritorious defense to the Claim and the success for such defense is more likely than not, and (iii) Lessee shall have agreed, in writing, to pay Lessor, on demand and regardless of the outcome, all expenses which Lessor may incur in contesting the Claim including, without limitation, legal and accounting fees. Lessor shall, thereupon, contest the Claim in any permissible forum selected by Lessor either by resisting payment of the Claim or by making payment of the Claim and suing for a refund. If Lessor determines to pay the Claim and sue for a refund, Lessee shall, within 10 days of Lessor's written request, pay to Lessor an amount equal to the sum, on an after-tax basis, of the Claim which the Internal Revenue Service requires to be paid. During any proceedings in connection with the Claim, Lessor shall control all negotiations and litigation but shall, from time to time, consult with Lessee or its counsel. Upon any adverse decision on the Claim in the forum chosen by Lessor, Lessor shall institute an appeal if requested to do so by Lessee provided that independent tax counsel acceptable to Lessor furnishes Lessor with a written opinion to the effect that there is a meritorious basis for an appeal and the success for such appeal is more likely than not. Notwithstanding the foregoing, Lessor shall not be obligated to appeal any such adverse decision beyond the United States District Courts or the United States Tax Court.

          (b) A "Final Determination" of the Claim means a final decision of the Internal Revenue Service or a court of competent jurisdiction after all contests or appeals requested by Lessee pursuant to Section 18.5(a) have been either exhausted or terminated as may be agreed upon by Lessor and Lessee. If the Final Determination of the Claim is all or partly adverse to Lessor, the liability of Lessee to indemnify Lessor shall be fixed and payable as provided in Section 18.4 provided, however, that Lessor shall credit Lessee with any amounts previously paid by Lessee under Section 18.5(a) above. If the Final Determination of the Claim is all or partly in favor of Lessor, then Lessor, upon receipt of any refund from the Internal Revenue Service, shall reimburse Lessee the portion of such refund which exceeds the indemnity obligation of Lessee under this Section 18 with respect to any portion of the Claim not resolved in favor of Lessor.

          (c) Notwithstanding the provisions of this Section 18.5, Lessor may decline to contest all or any portion of the Claim upon written notice to Lessee and Lessee shall thereupon be relieved of its obligation to indemnify Lessor under this Section 18 with respect to the portion of the Claim described in the notice.

          (d) Nothing in this Section 18.5 shall be construed as granting any right to Lessee to request a contest of any lack of entitlement to, or any loss, disallowance or recapture of ACRS Deductions arising in connection with events described in Section 10 of the Lease Agreement, or from a sale or other disposition of the Equipment upon an Event of Default as set forth in Section 16 of the Lease Agreement."

          "18.6       The representations, obligations and indemnities of
Lessee under this Section 18 shall continue in full force and effect, notwithstanding the expiration or other termination of this Lease Agreement."

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45.       In Section 19.3, in the first sentence of the Master Agreement before the word "LESSEE" insert the following: "EXCEPT AS PERMITTED IN THIS SECTION 19.3,".

46. At the end of Section 19.3 insert the following: "Without the written consent of either Lessor or Lessee, however, either party may assign any of its interest in this Lease Agreement to a corporation affiliated with such party by common ownership provided such party remains liable for the performance of its obligations of this Lease Agreement."

47. In Section 21, line 3 of the Master Agreement after the word "any" insert the word "material".

48. In Section 21., line 4 of the Master Agreement after the word "bound" insert the words "or that Lessee has obtained the consent of the other parties thereto."

49. In Section 21., line 6 of the Master Agreement after the word "consent" insert the words "to be obtained by Lessee".

          The terms and conditions of this Rider shall prevail where there may be conflicts or inconsistencies with the terms and conditions of the Master Agreement.

          IN WITNESS WHEREOF, Lessor and Lessee, by their duly authorized representatives, have executed and delivered this Rider, which is intended to take effect s a sealed instrument as of the date of the Master Agreement.

Accepted at Boston, Massachusetts

BANCBOSTON LEASING INC.                      UnionTools, Inc.


By: /s/ Stephen McCarthy                     By: /s/ Stephen M. Kasprisin
   ---------------------------                  ----------------------------

Title:  Associate Vice President             Title: Vice President-CFO
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